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                                                                     EXHIBIT 4.7

                          CAPSTONE CAPITAL CORPORATION

                                -----------------

               6.55% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002

                                -----------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of __________, 1998

                                -----------------

               SUPPLEMENTING INDENTURE DATED AS OF MARCH 14, 1997

                                -----------------

                              THE BANK OF NEW YORK

                                -----------------

                                     Trustee





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                                TABLE OF CONTENTS


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                                                            ARTICLE ONE

                                                            Definitions

   SECTION 101.             Definition of Terms...................................................................3

                                                            ARTICLE TWO

                                                  Representations and Warranties

   SECTION 201.             Representations of the Company........................................................4
   SECTION 202.             Representations of HR.................................................................4

                                                           ARTICLE THREE

                                                     Assumption of Obligations

   SECTION 301.             Assumption by HR of  Obligations  of the Company  under the  Debentures and the indenture................................................................4
   SECTION 302.             Substitution of HR for the Company....................................................4
   SECTION 303.             Substitution of Merger Consideration for Common Stock of Company upon
                                 Exercise of Conversion Option....................................................5

                                                           ARTICLE FOUR

                                                Successor Trustee and Miscellaneous

   SECTION 401.             Successor Trustee.....................................................................5
   SECTION 402.             Counterpart Originals.................................................................5
   SECTION 403.             Governing Law.........................................................................5
   SECTION 404.             Notices...............................................................................5
   SECTION 405.             Reaffirmation of Indenture............................................................6




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         SECOND SUPPLEMENTAL INDENTURE, dated as of _______________, 1998 (the
"Second Supplemental Indenture"), among CAPSTONE CAPITAL CORPORATION, a Maryland corporation (the "Company"), HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation ("HR"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company has executed and delivered to AmSouth Bank of Alabama that certain Indenture, dated as of March 14, l997, among the Company and AmSouth Bank of Alabama, as Trustee (the "Original Indenture"), as amended by that certain First Supplemental Indenture dated as of March 14, 1997 (the "First Supplemental Indenture") (the Original Indenture as amended by the First Supplemental Indenture and as amended by this Second Supplemental Indenture being herein referred to as the "Indenture"); and

         WHEREAS, on July 1, 1998, The Bank of New York acquired substantially all the corporate trust business of AmSouth Bank f/k/a AmSouth Bank of Alabama, and in accordance with Section 612 of the Original Indenture succeeded AmSouth Bank of Alabama as trustee under the Indenture; and

         WHEREAS, there have been issued and are now outstanding under the Indenture $ principal amount of 6.55 %Convertible Subordinated Debentures due 2002 (the "Debentures"); and

         WHEREAS, HR, Healthcare Realty Acquisition I Corporation, a Delaware corporation ("Buyer") and a wholly owned subsidiary of HR, and the Company have entered into an Agreement and Plan of Merger, dated as of June 8, 1998 (the "Merger Agreement"), pursuant to which, among other things, (a) Buyer will merge into the Company, with the Company being the surviving entity, and (b) HR will issue to the stockholders of the Company shares of common stock of HR in exchange for shares of common stock of the Company and shares of preferred stock of HR in exchange for shares of preferred stock of the Company; and

         WHEREAS, a condition to the consummation of the transactions contemplated by the Merger Agreement is Hit's assumption of all of the indebtedness and other obligations of the Company in connection with the Debentures and Hit's substitution for the Company under the Indenture; and

         WHEREAS, Section 801 of the Original Indenture provides, in relevant part, that the Company may not consolidate with or merge into any other person, or permit any person to consolidate with or merge into the Company unless, among other things, (i) the person formed by such consolidation or the person which acquires by conveyance or transfer the property or assets of the Company is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and said

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entity expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and any premium and interest on the Debentures and the performance or observance of every covenant of the Indenture on the part of the Company and shall have provided for conversion rights in accordance with
Section 1411 of the Indenture with respect to the Debentures, and (ii) immediately after such transaction no Default or Event of Default exists; and

         WHEREAS, Section 1411 of the Original Indenture provides, in relevant part, that in the case of any consolidation of the Company with, or merger of the Company into any other person, or in the case of any merger of another person into the Company (other than a merger which does not result in any conversion or exchange of shares of common stock of the Company) (i) the holder of each Debenture shall have the right, during the conversion period specified in the Original Indenture, to convert the Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation or merger by a holder of the number of shares of common stock of the Company into which such Debenture might have been converted immediately prior to such consolidation or merger, and (ii) that the person formed by such consolidation or merger or which acquires such assets, as the case may be, executes a supplemental indenture pursuant to which such person assumes the obligation to deliver to the holder of such Debentures the security, cash and other security described in (i) above, and such supplemental indenture provides for adjustments for events subsequent to the effective date of the supplemental indenture as nearly equivalent as may be practicable to the adjustments provided for in Article Fourteen of the Original Indenture; and

         WHEREAS, Section 1412 of the Original Indenture provides that neither the Trustee nor any conversion agent has a responsibility to any holder of Debentures to determine whether any facts exist which require an adjustment of the conversion price, or the nature of any such adjustment or the method employed to make such adjustment, and provides that neither the Trustee nor any conversion agent shall be accountable with respect to validity or value (or the kind or amount) of any securities or property which may at any time be issued or delivered upon the conversion of the Debentures; and

         WHEREAS, the criteria enumerated in Sections 801 and 1411 of the Original Indenture have been satisfied to the satisfaction of the Trustee; and

         WHEREAS, Section 901 of the Original Indenture provides, in relevant part, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of any holder of a Debenture to, among other things, evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and the Debentures; and

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         WHEREAS, all things necessary to make this Second Supplemental
Indenture a valid and binding supplemental indenture and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, HR and the Trustee covenant and agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 101. DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Original Indenture has the same meaning when used in this Second Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

         (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa; and

         (d) headings are for convenience of reference only and do not affect interpretation.

         (e) As used herein, the following terms shall have the meanings set forth below:

         "Company" means Capstone Capital Corporation, a Maryland corporation.

         "Common Stock" means the common stock, par value $.01 per share, of HR.

         "First Supplemental Indenture" has the meaning set forth in the recitals above.

         "HR" means Healthcare Realty Trust Incorporated, a Maryland corporation.

         "Indenture" means the Original Indenture, as supplemented by the First Supplemental Indenture and by this Second Supplemental Indenture, as the same may from time to time be further supplemented or amended by one or more supplemental indentures thereto.

         "Original Indenture" has the meaning set forth in the recitals above.


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         "Second Supplemental Indenture" has the meaning set forth in the recitals above.

         "Trustee" means the Person named as "Trustee" in the first paragraph of this Second Supplemental Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor.

                                   ARTICLE TWO

                         REPRESENTATIONS AND WARRANTIES

SECTION 201. REPRESENTATIONS OF THE COMPANY.

         The Company hereby represents and warrants that no Default or Event of Default exists.

SECTION 202. REPRESENTATIONS OF HR.

         HR hereby represents and warrants (i) that it is a corporation duly organized and validly existing under the laws of the State of Maryland and (ii) that immediately after the transaction contemplated by the Merger Agreement no Default or Event of Default shall exist.

                                  ARTICLE THREE

                            ASSUMPTION OF OBLIGATIONS

SECTION 301. ASSUMPTION BY HR OF OBLIGATIONS OF THE COMPANY UNDER THE DEBENTURES
             AND THE INDENTURE.

         HR hereby assumes and agrees to comply with all of the obligations of the Company under the Debentures and the Indenture and hereby succeeds to and is substituted for the Company thereunder.

SECTION 302. SUBSTITUTION OF HR FOR THE COMPANY.

         In accordance with Section 802 of the Original Indenture, HR hereby succeeds to, and is substituted for, the Company under the Debentures and the Indenture, and from and after the date hereof, (a) the provisions of the Indenture and the Debentures referring to the "Company" shall refer instead to HR and not to the Company, (b) HR may exercise every right and power of the Company under the Debentures and the Indenture with the same effect as if HR had been named as the Company.

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SECTION 303. SUBSTITUTION OF MERGER CONSIDERATION FOR COMMON STOCK OF COMPANY
                UPON EXERCISE OF CONVERSION OPTION.

         The second paragraph of Section 501 of the First Supplemental Indenture is hereby deleted in its entirety and substituted in lieu thereof is the following:

         "The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially
         33.6251 shares of Common Stock for each $1,000 principal amount of Debentures. The Conversion Rate shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e) and (h) of Section 1504.

         Furthermore, any references in the Indenture or the Debentures to "Common Stock" shall be deemed to refer to the Common Stock of HR.

                                  ARTICLE FOUR

                       SUCCESSOR TRUSTEE AND MISCELLANEOUS

SECTION 401. SUCCESSOR TRUSTEE.

         In accordance with Section 612 of the Original Indenture, The Bank of New York became the successor Trustee under the Indenture on July 1, 1998. The Bank of New York hereby accepts the trust imposed upon it by the Indenture and covenants and agrees to perform the same as expressed in the Indenture. The Bank of New York hereby succeeds to and is substituted as Trustee under the Indenture.

SECTION 402. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 403. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE DEBENTURES.

SECTION 404. NOTICES.

         In accordance with Section 105 of the Original Indenture, the address for notice to HR and the Trustee shall be as follows:

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If to HR:

                  Healthcare Realty Trust Incorporated
                  3310 West End Avenue, Suite 700
                  Nashville, Tennessee 37203
                  Attention: Roger O. West
                  Facsimile: (615) 269-8461

If to Trustee:

                  The Bank of New York
                  AmSouth/Harbert Plaza
                  1901 Sixth Avenue North, Suite 730
                  Birmingham, Alabama 35203
                  Attention: Corporate Trust Administrator
                  Facsimile: (205) 581-7661

SECTION 405. REAFFIRMATION OF INDENTURE.

         Except as supplemented by this Second Supplemental Indenture, the Original Indenture as supplemented by the First Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by the First Supplemental Indenture and by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument so that all of the rights, remedies, terms and conditions, covenants and agreements of the Original Indenture, as amended, shall apply and remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           CAPSTONE CAPITAL CORPORATION

                                           By:
                                              ------------------------------
                                           Name:
Attest:                                    Title:

By:
   -----------------------------------
Name:
Title:

                                            HEALTHCARE REALTY TRUST INCORPORATED

                                            By:
                                               ---------------------------------
                                            Name:
Attest:                                     Title:

By:
   -----------------------------------
Name:
Title:

                                            THE BANK OF NEW YORK, as Trustee

                                            By:  the Bank of New York Trust
                                                 Company of  Florida, N.A., as
                                                 Agent

                                            By:
                                               ---------------------------------
                                            Name:
Attest:                                     Title:

By:
   -----------------------------------
Name:
Title:


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STATE OF ALABAMA                        )
                                        )
COUNTY OF JEFFERSON                     )

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that _____________________, whose name as ____________ of Capstone Capital Corporation, a Maryland corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the ___ day of ____________, 1998.



                                  ----------------------------------------------
                                  Notary Public
                                  My Commission expires:
                                                        ------------------------





STATE OF TENNESSEE                      )
                                        )
COUNTY OF                               )

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that _______________________, whose name as ____________ of Healthcare Realty Trust Incorporated, a Maryland corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal this the ___ day of ____________, 1998.



                                  ----------------------------------------------
                                  Notary Public
                                  My Commission expires:
                                                        ------------------------

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STATE OF                                )
                                        )
COUNTY OF                               )

         I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that _____________________, whose name as ___________ of The Bank of New York Trust company of Florida, N.A., as agent of The Bank of New York, a New York banking corporation, is signed to the foregoing instrument, and who is known to me, and known to be such officer, acknowledged before me on this day that being informed of the contents of said instrument, (s)he, as such officer and with full authority, executed the same voluntarily for and as the act of said national association for and as the act of said banking corporation.

         Given under my hand and official seal this the ____ day of ___________, 1998.



                                  ----------------------------------------------
                                  Notary Public
                                  My Commission expires:
                                                        ------------------------



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